UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 20, 2019

Encompass Health Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers.
At regularly scheduled meetings on February 20-21, 2019, the Board of Directors of Encompass Health Corporation (“Encompass Health”) and its Compensation and Human Capital Committee (the “Committee”) undertook the customary review and approval of annual compensation decisions. The Committee oversees Encompass Health’s compensation and employee benefit objectives, plans and policies and reviews and approves the compensation of executive officers, except that of the Chief Executive Officer which is ultimately approved by the independent members of the Board. The following changes to the compensation of named executive officers were approved:

•	Mr. Mark J. Tarr, President and Chief Executive Officer

Component	Previous	Newly Approved
Annual Base Salary	$975,000	$1,050,000
Target Long-Term Equity Incentive Opportunity	$3,500,000	$4,600,000

•	Ms. Barbara A. Jacobsmeyer, President, Inpatient Hospitals

Component	Previous	Newly Approved
Annual Base Salary	$550,000	$650,000
Target Annual Cash Incentive Opportunity	75% of base salary	80% of base salary
Target Long-Term Equity Incentive Opportunity	150% of base salary	175% of base salary

•	Mr. Patrick Darby, Executive Vice President, General Counsel and Secretary

Component	Previous	Newly Approved
Annual Base Salary	$475,000	$550,000
Target Annual Cash Incentive Opportunity	60% of base salary	75% of base salary

The base salary changes are effective as of January 1, 2019. No other material changes to Encompass Health’s executive compensation plans and arrangements, which are otherwise described in the section captioned “Executive Compensation” in its Definitive Proxy Statement on Schedule 14A filed on March 23, 2018, were approved at these meetings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION
By:	/S/ Patrick Darby
	Name:	Patrick Darby
	Title:	Executive Vice President, General Counsel and Secretary

Dated: February 25, 2019